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                                    EXHIBIT 1

                             STOCK PLEDGE AGREEMENT

        This STOCK PLEDGE AGREEMENT (this "Agreement") is made and entered into as of this __ day of October 2000, by DAVID G. HALL ("Debtor") and COLLECTORS UNIVERSE, INC., a Delaware corporation ("CUI" or the "Secured Party"), with reference to the following:

        A. Debtor has requested Secured Party to make a loan to Debtor in the principal amount of $500,000 (the "Loan") that will be evidenced by a promissory note that Debtor would execute and deliver to Secured Party in the form of Exhibit A hereto (the "Note"); and

        B. As an inducement to Secured Party to make the Loan and accept the Note, and as a condition thereto and as consideration therefor, Debtor is willing to secure his obligations to Secured Party under the Note and hereunder, by pledging and granting a first security interest in the Collateral (as hereinafter defined) to Secured Party pursuant to and on the terms set forth in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the making of the Loan by Secured Party to Debtor, receipt of which is hereby acknowledged by Debtor, Debtor agrees as follows:

        1.      Certain Definitions and Terms used in this Agreement.

               1.1 The term "Additional Securities" shall mean any and all shares and other securities issued (i) as dividend on, (ii) in any reclassification or recapitalization of, or (iii) in exchange for or on conversion of, any of the Pledged Shares or any other securities that have been become subject to the pledge and security interest granted hereunder prior to the payment of such dividend or the occurrence of such reclassification, recapitalization, exchange or conversion.

               1.2 The term "Bankruptcy Event" shall mean any of the following:
(i) the insolvency of Maker, (ii) the commission of an act of bankruptcy by Maker, (iii) the execution by Maker of a general assignment for the benefit of creditors, (iv) the attachment of any material assets of Maker that is not released within thirty (30) days of its occurrence, (v) the filing by Maker of a voluntary petition in bankruptcy or for relief under the provisions of the Federal Bankruptcy Act or another state or federal law for the relief of debtors, or (vi) the filing of an involuntary petition in bankruptcy or under the Federal Bankruptcy Act or such other federal or state laws against Maker that is consented to or not opposed by Marker or which, although opposed by Maker, is not dismissed within 60 days of the filing thereof.

               1.3 The term "Dividends" shall mean all dividends and distributions of cash, securities or other property paid or payable in respect of the Pledged Shares or any Additional Securities.

               1.4 The term "Event of Default" shall mean and include any of the following:

                      (a) the failure of Debtor to pay any principal or accrued interest when due under the Note, which continues unpaid for a period of ten (10) days;

                      (b) the occurrence of any Acceleration Event (as defined in the Note);

                      (c) A breach of any representation or warranty of Debtor contained in the Note or this Agreement;

                      (d) the failure of Debtor to perform a material obligation or covenant imposed on him under this Agreement which continues unremedied for a period of thirty (30) days after written notice thereof by Secured Party to Debtor; or

                      (e) The occurrence of a Bankruptcy Event.

               1.5 The term "including" shall mean "including without limitation" or "including but not limited to."

               1.6 The term "Pledged Collateral" shall mean (i) the Pledged Shares and all Additional Securities; (ii) all Dividends and all other property and assets that may from time to time be deposited or delivered



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or required to be delivered by the Debtor to the Secured Party to secure the performance by Debtor of the Secured Obligations pursuant to this Agreement; and
(ii) all products and proceeds of any of the foregoing.

               1.7 The term "Pledged Shares" shall mean one million shares of Common Stock of Secured Party that are owned by Debtor and evidenced by Stock Certificate No.

               1.8 The term "Pledged Securities" shall mean the Pledged Shares and any Additional Securities.

               1.9 The term "Person" shall mean any natural person, any corporation, limited liability company, partnership (general or limited), trust or any other entity.

               1.10 The term "Secured Obligations" shall mean all of the payment and other obligations of Debtor to Secured Party under the Note and under this Agreement, including any and all advances, charges, costs and expenses and reasonable attorney's fees, made, incurred or paid by the Secured Party in exercising any right, power or remedy conferred by the Note or this Agreement, or in the enforcement hereof or thereof.

               1.11 The term "UCC" shall mean the Uniform Commercial Code as in effect in California.

        2. Pledge and Grant of Security Interest.

               2.1 Pledge and Grant of Security. As security for the full, faithful and timely payment and performance by Debtor of the Secured Obligations, Debtor hereby pledges, assigns and delivers to the Secured Party, for its benefit, and hereby grants to Secured Party, a continuing perfected, first priority security interest in all of Debtor's right, title and interest in and to, all of the Pledged Collateral. Debtor expressly acknowledges and agrees that this Agreement has created and shall create a continuing first priority security interest in the Pledged Collateral in favor of Secured Party and shall:

                      (a) remain in full force and effect until payment in full and performance of all Secured Obligations to Secured Party;

                      (b) be binding upon Debtor, his successors and assigns (provided that Debtor may not assign any of his obligations hereunder without the prior written consent of the Secured Party, which it may withhold in its sole and absolute discretion); and

                      (c) inure to the benefit of the Secured Party and its successors, transferees and assigns.

               2.2 Delivery and Deposit of Pledged Shares and Additional Securities. In furtherance of the pledge made hereunder by Debtor, concurrently herewith Debtor is delivering to and depositing into the possession of Secured Party, to hold and deal with in accordance with the terms hereof, Stock Certificate No. ___, issued in the name of Debtor and evidencing his ownership of the Pledged Shares, together with a stock assignment separate from certificate (a "Stock Power") duly endorsed in blank by Debtor and with his signature guaranteed thereon. Debtor covenants that on any receipt of any Additional Securities he shall promptly deliver to and deposit into the possession of the Secured Party the certificates or other instruments evidencing same to Secured Party, to hold and deal with in accordance with the terms hereof, together with any Stock Powers or other instruments of assignments as deemed appropriate or requested by Secured Party to enable Secured Party to exercise its rights or remedies hereunder with respect to such Additional Securities.

               2.3 Security Interest Absolute. All rights and security interests of Secured Party granted hereunder, and all obligations of the Debtor hereunder, shall be absolute and unconditional, irrespective of, and shall not be impaired or affected by:

                      (a) any lack of validity or enforceability of the Note or any instrument relating to any of the Secured Obligations;

                      (b) any Bankruptcy Event affecting the Debtor or any property of Debtor or any resulting in any release or discharge of any of the Secured Obligations;

                      (c) any failure of the Secured Party (i) to assert any claim or demand or to enforce any right or remedy against Debtor or any other Person under the provisions of the Note, this Agreement or


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        any other instrument or document relating to any of the Secured
        Obligations or under any applicable law, or (ii) to exercise any right or remedy against any of the Pledged Collateral;

                      (d) any amendment to, rescission, waiver or other modification of, or any consent to departure from, or any change in the time, manner or place of payment or performance of, any of the Secured Obligations or any other instrument or document relating thereto;

                      (e) any increase, reduction, limitation, impairment or termination of any of the Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, ungenuineness, irregularity, compromise, or unenforceability of, or any other event or occurrence affecting, any of the Secured Obligations, the Note or this Agreement (and the Debtor hereby waives any right to or claim of any such defense or set-off, counterclaim, recoupment or termination); or

                      (f) any sale, exchange, release, surrender or non-perfection of any of the Pledged Collateral.

        3. Representations and Warranties. Debtor represents and warrants to Secured Party, as follows:

               3.1. Ownership and Authority. Debtor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) all Pledged Collateral purported to be pledged and assigned by such Debtor to the Secured Party hereunder, free and clear of all liens, security interests, pledges, options, adverse interests, claims and encumbrances of any kind or nature whatsoever ("Liens"), except for Liens created by this Agreement in favor of the Secured Party and restrictions on the transferability of any Pledged Securities under applicable Federal or state securities laws, which Debtor represents are not an impediment to the pledge and grant of the security interest herein given by Debtor to Secured Party hereunder.

               3.2 Binding Agreement. Debtor has the legal right to execute and deliver and to perform his obligations under the Note and this Agreement. The Note and this Agreement and the Stock Power have been duly executed and delivered to Secured Party by Debtor, and the Note and this Agreement and the Stock Power are valid and binding agreements of Debtor, enforceable against him in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and (ii) general principles of equity relating to the availability of equitable remedies (whether such agreements are sought to be enforced in a proceeding at law or a proceeding in equity). This Agreement is effective to create, in favor of the Secured Party, a valid, perfected, first-priority security interest in the Pledged Collateral, and no filing, action or other approval or consent is or will be necessary to perfect, protect or enforce such pledge or security interest.

               3.3 No Consents Required. No authorization, approval, consent or other action by any governmental authority or any creditor of Debtor or any other Person has been or will be required:

                      (a) for Debtor's execution, delivery or performance of the Note or this Agreement, Debtor's pledge of and grant of a first security interest in the Pledged Collateral under this Agreement, or for the validity or enforceability of such pledge and grant of the security interest;

                      (b) for the exercise by the Secured Party of the power, authority or rights and remedies provided for in this Agreement or under applicable law; or

                      (c) except as may be required in connection with any disposition of Pledged Securities by applicable laws affecting the offering and sale of securities generally, for the exercise by the Secured Party of any of the remedies in respect of the Pledged Collateral pursuant to this Agreement.

               3.4 No Breach or Default. Neither the execution and delivery nor the performance of this Agreement by Debtor will result in any of the following:
(i) a default, breach or violation of, or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation, or the termination, of any contract or other agreement, written or oral, to which Debtor is a party or to which any of the Pledged Collateral may be subject; (ii) the acceleration of the maturity of any indebtedness or other monetary obligation of Debtor; or (iii) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality to which the Buyer is a party or is subject by which any of his properties is bound.


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        4. Covenants of Debtor. The Debtor covenants and agrees that, until all the Secured Obligations have been paid and satisfied, Debtor shall:

               4.1 Further Assurances Generally. Defend the right and title herein granted Secured Party in and to the Pledged Collateral (and all right, title and interest represented or evidenced by the Pledged Collateral) against the claims and demands of any Person; promptly execute and deliver all further instruments and other assurances, and take, or cause to be taken, all further action, at the expense of Debtor, that Secured Party deems to be reasonably necessary or desirable, or that it may reasonably request, in order to perfect or protect the first priority security interest granted under this Agreement in the Pledged Collateral or to enable the Secured Party to exercise or enforce its rights and remedies hereunder; and furnish to the Secured Party all such financing statements, certificates, Stock Powers, other instruments of assignment and other documents and instruments, and obtain all such approvals and consents as the Secured Party may reasonably request in order to give full effect to this Agreement and to maintain, preserve, safeguard and continue at all times any and all of the priorities, rights, remedies, powers and privileges of the Secured Party under this Agreement and the Note.

               4.2 Stock Powers and Other Instruments. From time to time, promptly deliver to Secured Party such Stock Powers and such other instruments and documents of assignment and ownership, satisfactory in form and substance to the Secured Party, with respect to the Pledged Collateral or rights or remedies of Secured Party as it may request at any time or from time to time.

               4.3. Dividends. Promptly upon receipt thereof by Debtor, deliver possession to the Secured Party of all Dividends and Additional Securities and other products and proceeds received by the Debtor in respect of any of the Pledged Collateral, all of which shall be held by the Secured Party as additional Pledged Collateral or, in the case of cash may, in the sole discretion of the Secured Party, be applied as a prepayment of accrued interest on and the principal amount of the Note and any other Secured Obligations of Debtor to the Secured Party in such order as Secured Party, in its discretion, deems appropriate.

               4.4. No Other Liens. The Debtor agrees with the Secured Party, for its benefit, and warrants that, until all the Secured Obligations are paid and performed in full, the Debtor:

                      (a) will not sell, assign, transfer, pledge, hypothecate or otherwise encumber any of the Pledged Collateral (except in favor of the Secured Party pursuant to the terms hereof); and

                      (b) shall pay, prior to the delinquency date, all taxes, liens, assessments and other charges against any of the Pledged Collateral, and in the event of Debtor's failure to do so, Secured Party may, at its election, pay any or all of such taxes and charges without contesting the validity or legality thereof. The payments so made by Secured Party shall become a part of the Secured Obligations secured hereunder and until paid shall bear interest at the per annum rate of interest set forth in the Note.

               4.5 Powers and Authority Before and After an Event of Default. Debtor further agrees as follows:

                      (a) Secured Party shall be entitled, both before and after the occurrence of any Event of Default, to retain, as additional Pledged Collateral hereunder, possession of, and not distribute or deliver to Debtor, any and all Additional Securities and non-cash Proceeds that becomes payable or distributable on or in respect of the Pledged Shares or other Pledged Collateral and, but for this Agreement, Secured Party would otherwise be obligated, as the issuer of the Pledged Shares or any other Pledged Collateral, to distribute to Debtor.

                      (b) Whether or not an Event of Default has occurred or is continuing, Secured Party shall be entitled to apply to the payment of the Secured Obligations all cash proceeds paid on or received in respect or in exchange for any of the Pledged Collateral that, but for this Agreement, would otherwise be distributable or payable to Debtor by Secured Party (or by any successor thereto by reason of or by any other party to a merger, consolidation or other business combination involving Secured Party), whether as a Dividend or distribution on or in respect of any of the Pledged Shares or other Pledged Securities or which would otherwise be receivable by Debtor on or in respect of any of the Pledged Shares or other Pledged Securities, including, without limitation, as a result of a sale, transfer, exchange, conversion or other disposition thereof.


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                      (c) Whether or not an Event of Default has occurred or is
        continuing, Secured Party shall have the right (but not the obligation) to perform any obligations of Debtor under this Agreement that Debtor fails to perform, all at the expense of Debtor and, in connection therewith, Secured Party may (but it shall not be obligated to) advance its own funds in connection therewith.

                      (d) Upon the occurrence and during the continuance of any Event of Default, transfer record ownership of the Pledged Collateral to Secured Party or its nominee or nominees, and exercise all voting and consensual and other rights of a stockholder or securityholder with respect to the Pledged Shares and any other Pledged Securities; and, accordingly, so long as there exists no Event of Default, Debtor may exercise all stockholder voting and consensual rights with respect to the Pledged Shares and any other Pledged Securities.

        Secured Party shall notify the Debtor of any action taken by it pursuant to the provisions of this Section 4.5, provided, however, that the failure to so notify the Debtor shall not constitute a default by Secured Party and shall not affect the validity or enforceability of the exercise of such rights of Secured Party or entitle Debtor to obtain a rescission thereof or damages by reason thereof. Expenses reasonably incurred in connection with the exercise of the foregoing rights by Secured Party shall be payable by Debtor and form part of the Secured Obligations and, until paid, shall bear interest at a rate of 10% per annum. Any cash sums that Secured Party may receive in the exercise of its rights and powers under this Section 4.5 above shall be applied to the payment of the Note and any other indebtedness or monetary obligations of Debtor to Secured Party secured hereunder, in such order of application as Secured Party deems appropriate.

               4.6 Power of Attorney. Debtor hereby irrevocably appoints the Secured Party, and any officer or agent thereof, with full power of substitution and resubstitution, such Debtor's attorney-in-fact and agent, with full authority, in the place and stead and in the name of Debtor, or otherwise, from time to time in the Secured Party's discretion, whether or not an Event of Default has occurred or is existing, to take any and all action and to execute any instrument, document or other assurance which the Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                      (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittances and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral and, in connection therewith, to receive, endorse and collect any drafts or other instruments or documents;

                      (b) to execute and do all such assurances, acts and things which Debtor is required to do under this Agreement and to take any and all actions as the Secured Party may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the security interest granted hereunder, including its priority, and any of the rights, remedies, powers or privileges of the Secured Party under this Agreement; and

                      (c) generally, in the name of Debtor or in the name of the Secured Party, to exercise all or any of the powers, authorities and discretions conferred on or reserved to the Secured Party pursuant to this Agreement.

Debtor hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever the Secured Party shall do or purport to do in the exercise of the power of attorney granted to the Secured Party pursuant to this Section 4.6, which power of attorney, being given for security, is irrevocable and shall survive the death or incapacity of the Debtor.

               4.7 Indemnity and Expenses. Debtor shall indemnify and hold harmless the Secured Party, and the shareholders, officers, directors, employees, agents, Subsidiaries and Affiliates of the Secured Party, from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including the enforcement thereof), except for any portion of such claims, losses or liabilities which a court of competent jurisdiction has found, in a final, nonappealable order or judgment, resulted by reason of the Secured Party's gross negligence or willful misconduct. Upon demand, the Debtor shall pay to Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts, which the Secured Party may incur in connection with:


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                      (a) the administration of this Agreement or any instrument or document relating hereto and the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral;

                      (b) the exercise or enforcement of any of the rights of Secured Party hereunder or any obligations of Debtor under this Agreement that Debtor fails to perform or observe; or

                      (c) the advancing of any funds in connection with actions taken pursuant to Section 4.5(c) or any other provisions of this Agreement.

        5. Remedies and Application of Proceeds following the Occurrence of an Event of Default.

               5.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, the Secured Party may exercise in respect of the Debtor and the Pledged Collateral, all rights and remedies of a secured party under the UCC or under any other applicable law and any and all of the following rights and remedies:

                      (a) to transfer, all or any part of, the Pledged Shares and other Pledged Securities and any other of the Pledged Collateral into the Secured Party's name or the name of its nominee or nominees;

                      (b) to receive all amounts payable in respect of the Pledged Collateral that otherwise would be payable to the Debtor;

                      (c) to exercise all voting and consensual rights with respect to the Pledged Shares and other Pledged Securities (whether or not transferred into the name of the Secured Party) and give all consents, waivers and ratifications in respect of the Pledged Collateral and otherwise act with respect thereto as though Secured Party were the outright owner thereof;

                      (d) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Pledged Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by Debtor), for cash, or credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Secured Party in its absolute discretion may determine, provided that at least fifteen (15) days' prior written notice of the time and place of any such sale shall be given to Debtor. Debtor hereby waives and releases, to the fullest extent permitted by law, any right or equity of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Pledged Collateral. At any such sale or sales, unless prohibited by applicable law, the Secured Party may bid for and purchase all or any part of the Pledged Collateral so sold free from any such right or equity of redemption. The Secured Party shall not be liable for failure to collect or realize upon any or all of the Pledged Collateral or for any delay in so doing nor shall Secured Party be under any obligation to take any action whatsoever with regard thereto.

Debtor acknowledges that the sale and transferability of the Pledged Shares is, and of any of the other Pledged Securities may be, subject to restrictions on transfer under applicable state and federal securities laws, which may preclude Secured Party from conducting a public sale thereof, without the registration thereof under the Securities Act of 1933, as amended. Debtor also acknowledges and agrees that the costs of any such registration would be substantial in relation to, and could even exceed, the amount of the Secured Obligations and is not a practical means of effecting a foreclosure of the Pledged Shares or other Pledged Securities. As a result, Debtor expressly agrees that Secured Party shall not be obligated to sell the Pledged Securities at or by means of any public sale and a foreclosure of the Pledged Securities by means of a private sale or limited offering thereof is and shall be deemed to be commercially reasonable and Secured Party shall have no liability whatsoever to Debtor for effectuating any such foreclosure by means of a private sale of the Pledged Stock or for any difference between the proceeds that might otherwise be realizable from a public sale and the proceeds realized from a private sale.


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               5.2 Application of Proceeds and Debtor's Continuing Obligation
for any Deficiency. All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be applied by Secured Party as follows:

                      (a) first, to the payment of expenses (including reasonable attorneys fees and disbursements) incurred by Secured Party in connection with the sale or other disposition of the Pledged Collateral and the exercise of any rights or powers conferred on it by this Agreement;

                      (b) second, to the payment of the amounts owning under the Note; and

                      (c) third, to the payment of any other Secured Obligations then unpaid.

Any surplus proceeds shall be paid over to the Debtor, subject, however, to the rights of the holders of any then existing liens on the Pledged Collateral of which Secured Party has actual notice (without investigation). However, in the event such proceeds prove insufficient to pay and otherwise satisfy all the Secured Obligations of Debtor to Secured Party, then the Debtor shall remain personally liable for the resulting deficiency.

               5.3 Power of Attorney after Event of Default. Debtor hereby irrevocably constitutes and appoints Secured Party as Debtor's attorney in fact, with full power of substitution, empowering Secured Party, at any time on the occurrence of any Event of Default and thereafter, until all amounts incurred by Secured Party by reason of any such Event of Default and all of the Secured Obligations have been repaid in full by Debtor to Secured Party, to take any and all of the foregoing actions set forth in Section 5.1 and Section 5.2 above, and any or all of the following actions, all as Secured Party deems necessary or appropriate:

                      (a) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

                      (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

                      (c) to execute and deliver such documents and instruments, including bills of sale, Stock Powers, instruments of assignment and quitclaims, in connection with the sale or disposition of any of the Pledged Collateral, all in the name and on behalf of the Debtor;

                      (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of such Collateral;

                      (e) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Debtor's expense, at any time or from time to time, all acts and things that Secured Party reasonably deems necessary to protect, preserve or realize upon the Pledged Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Debtor might do.

        Debtor hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever the Secured Party shall do or purport to do in the exercise of the power of attorney granted to the Secured Party pursuant to this Section 5.3, which power of attorney, being given for security, is irrevocable and shall survive the death or incapacity of the Debtor.

               5.4 Non-Exclusivity of Rights and Remedies. The rights, powers and remedies granted to Secured Party pursuant to the provisions of this Agreement are not exclusive and shall be in addition to all rights, powers and remedies granted to Secured Party under the Note or to which Secured Party may be entitled under the UCC or any other statute or rule of law. Any forbearance, failure or delay by Secured Party in exercising any right, power or remedy under this Agreement or under any applicable law shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of, or any failure to exercise, any right, power or privilege preclude any other or further or initial exercise thereof or of any other right, power or privilege, and every right, power and remedy of Secured Party under this Agreement shall continue in full force and effect unless such right power or remedy is specifically waived by an instrument executed by Secured Party in writing.


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               5.5 Marshalling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Pledged Collateral and the and the Pledged Securities and other collateral identified therein) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Secured Party hereunder and the Secured Party or any Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that they lawfully may, the Debtor hereby agrees that he will not invoke any applicable law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights under this Agreement or the Note or any instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any thereof is secured or payment thereof is otherwise assured, and, to the extent that he lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

        6. Purchasers of Pledged Collateral. Upon any sale of any of the Pledged Collateral by the Secured Party hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Secured Party or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Secured Party or such officer or be answerable in any way for the misapplication or nonapplication thereof. Secured Party also may accept such consideration as it deems to be commercially reasonable in exchange for the Collateral sold hereunder to satisfy the Secured Obligations.

        7. Termination; Release. When all of the Secured Obligations due or to become due and all other amounts payable to Secured Party hereunder have been paid in full, this Agreement shall terminate, and the Secured Party, at the request and expense of Debtor, will execute and deliver to Debtor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will return the Pledged Collateral then in its possession to Debtor. In connection therewith, at Debtor's expense Secured Party shall execute such documents or instruments as Debtor may reasonably request to evidence and effectuate the assuagement, transfer and delivery to Debtor (without recourse and without any representation or warranty) of the Pledged Collateral as may be in the possession of Secured Party and has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by Secured Party hereunder.

        8. Miscellaneous Provisions.

               8.1 No Obligation to Exercise Powers. The powers conferred on the Secured Party in this Agreement are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers. Except for duties imposed by the UCC upon secured creditors (unless otherwise modified hereby), the Secured Party shall have no duty as to any Pledged Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

               8.2. Amendments. etc. No amendment of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Secured Party and the Debtor. No waiver of any provision of this Agreement nor consent to any departure by Debtor herefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

               8.3. Notices. All notices, requests, demands and other communications required or contemplated hereunder shall be in writing and shall be deemed to have been sufficiently given one (1) business day after being sent by one party to the other by overnight mail or by recognized delivery service or three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the address of the party to whom such notice, request, demand or other communication is being sent (or of any permitted successor or assign thereof) contained in the records of the Secured Party, or to such other address as a party may have designated writing at least 10 days prior thereto.

               8.4. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               8.5. Governing Law. This Agreement has been executed and delivered in the State of California and shall in all respects be construed in accordance with and governed by and enforced under the internal laws of such state applicable to contracts made and to be performed wholly within such state.

               8.6 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST DEBTOR OR SECURED PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTE, OR ANY OBLIGATIONS HEREUNDER OR THEREUNDER, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF DEBTOR AND SECURED PARTY, FOR ITSELF, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO DEBTOR OR SECURED PARTY (AS THE CASE MAY BE) AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.3; AND (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER DEBTOR AND SECURED PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

               8.7 Waiver of Jury Trial. DEBTOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE NOTE. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Debtor and Secured Party acknowledge that this waiver is a material inducement for Debtor and Secured Party to enter into the Note and this Agreement, that Debtor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their future dealings relating to the Note and this Agreement. Debtor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.7 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR THE NOTE. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

        IN WITNESS WHEREOF, this Agreement has been executed by the Debtor as of October 16, 2000.


                                           /s/ DAVID G. HALL
                                          -------------------------------------
                                          David G. Hall



Agreed to and Accepted this 16
day of October 2000, by:
COLLECTORS UNIVERSE, INC.


By: /s/ GARY N. PATTEN
   -------------------------------
   Gary N. Patten, President



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